                                                                    EXHIBIT 4.1

                     DEFERRED SALARY & PROFIT SHARING PLAN
                                      FOR
                   EMPLOYEES OF ORBITAL SCIENCES CORPORATION
                               (1998 RESTATEMENT)

                               TABLE OF CONTENTS

ARTICLE 1.    INTRODUCTION.................................................................................................  1
             1.1.    In General............................................................................................  1
             1.2.    Defined Terms.........................................................................................  1

ARTICLE 2.    DEFINITIONS..................................................................................................  2
             2.1.  "Accounts"..............................................................................................  2
             2.2.  "Administrator" or "Plan Administrator".................................................................  2
             2.3.  "Affiliated Employer"...................................................................................  2
             2.4.  "Annuity"...............................................................................................  2
             2.5.  "Beneficiary"...........................................................................................  2
             2.6.  "Board of Directors"....................................................................................  3
             2.7.  "Code"..................................................................................................  3
             2.8.  "Compensation"..........................................................................................  3
             2.9.  "Contribution Agreement"................................................................................  3
             2.10.  "Disabled "............................................................................................  4
             2.11.  "Discretionary Contribution"...........................................................................  4
             2.12.  "Elective Contribution"................................................................................  4
             2.13.  "Eligible Employee.....................................................................................  4
             2.14.  "Employee".............................................................................................  4
             2.15.  "Employee Contribution"................................................................................  4
             2.16.  "Employer".............................................................................................  4
             2.17.  "ERISA"................................................................................................  4
             2.18.  "Highly Compensated Employee"..........................................................................  4
             2.19.  "Hour of Service"......................................................................................  5
             2.20.  "Matching Contribution"................................................................................  6
             2.21.  "Normal Retirement Age"................................................................................  6
             2.22.  "Participant"..........................................................................................  6
             2.23.  "Plan".................................................................................................  6
             2.24.  "Plan Sponsor".........................................................................................  6
             2.25.  "Plan Year"............................................................................................  6
             2.26.  "Qualified Domestic Relations Order"...................................................................  6
             2.27.  "Qualified Nonelective Contribution"...................................................................  6
             2.28.  "Regulation"...........................................................................................  6
             2.29.  "Rollover Contribution"................................................................................  6
             2.30.  "Section"..............................................................................................  7
             2.31.  "Trust"................................................................................................  7
             2.32.  "Trustee"..............................................................................................  7
             2.33.  "Valuation Date".......................................................................................  7
             2.34.  "Year of Service for Participation"....................................................................  7
             2.35.  "Year of Service for Vesting"..........................................................................  7

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


ARTICLE 3.  ELIGIBILITY AND PARTICIPATION..................................................................................   8
             3.1.  Eligibility.............................................................................................   8
             3.2.  Duration of Participation...............................................................................   8
             3.3.  Reclassification of employment status...................................................................   8

ARTICLE 4.    CONTRIBUTIONS................................................................................................   9
             4.1.    Elective Contributions and Employee Contributions.....................................................   9
             4.2.    Form and Manner of Elections..........................................................................   9
             4.3.    Matching Contributions................................................................................   9
             4.4.    Discretionary Contributions...........................................................................   9
             4.5.    Qualified Nonelective Contributions...................................................................  10
             4.6.    Rollover Contributions................................................................................  10
             4.7.    Crediting of and Time for Making Contributions........................................................  10
             4.8.    Certain Limits Apply..................................................................................  10
             4.9.    Return of Contributions...............................................................................  11
             4.10.   Establishment of Trust................................................................................  11

ARTICLE 5.    PARTICIPANT ACCOUNTS........................................................................................   12
             5.1.    Accounts.............................................................................................   12
             5.2.    Adjustment of Accounts...............................................................................   12
             5.3.    Investment of Accounts...............................................................................   12

ARTICLE 6.  VESTING OF ACCOUNTS...........................................................................................   14
             6.1.    Immediate Vesting of Certain Accounts................................................................   14
             6.2.    Deferred Vesting of Other Accounts...................................................................   14
             6.3.    Special Vesting Rules................................................................................   14
             6.4.    Distribution of Less Than Entire Vested Percentage...................................................   14
             6.5.    Changes in Vesting Schedule..........................................................................   14
             6.6.    Forfeitures..........................................................................................   15

ARTICLE 7.    DISTRIBUTIONS AND WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE..............................................   17
             7.1.    Employee Contributions...............................................................................   17
             7.2.    Hardship Withdrawals.................................................................................   17
             7.3.    Withdrawals After Age 59 1/2.........................................................................   18
             7.4.    Withdrawals on Account of Disability.................................................................   19
             7.5.    Spousal Consent......................................................................................   19
             7.6.    Distributions Required by a Qualified Domestic Relations Order.......................................   19
             7.7.    Loans to Participants................................................................................   19
             7.8.    Loan Procedures......................................................................................   20

                                      -ii-

ARTICLE 8.    BENEFITS UPON DEATH OR SEPARATION FROM SERVICE..............................................................   21
             8.1.    Separation from Service for Reasons Other Than Death.................................................   21
             8.2.    Time of Distributions................................................................................   21
             8.3.    Certain Distribution Options Protected...............................................................   21
             8.4.    Distributions After a Participant's Death............................................................   21
             8.5.    Designation of Beneficiary...........................................................................   22
             8.6.    Certain Dispositions.................................................................................   23
             8.7.    Optional Direct Transfer of Eligible Rollover Distributions..........................................   23

ARTICLE 9.    ADMINISTRATION..............................................................................................   24
             9.1.    Administrator........................................................................................   24
             9.2.    Powers of Administrator..............................................................................   24
             9.3.    Effect of Interpretation or Determination............................................................   25
             9.4.    Nondiscriminatory Exercise of Authority..............................................................   25
             9.5.    Reliance on Tables, etc..............................................................................   25
             9.6.    Claims and Review Procedures.........................................................................   25
             9.7.    Indemnification of Designated Representatives, Administrator and Assistants..........................   25
             9.8.    Payment of Plan expenses.............................................................................   26
             9.9.    Correcting operational defects.......................................................................   26

ARTICLE 10.    AMENDMENT AND TERMINATION..................................................................................   27
             10.1.    Amendment...........................................................................................   27
             10.2.    Termination.........................................................................................   27
             10.3.    Distributions upon Termination of the Plan..........................................................   27
             10.4.    Merger or Consolidation of Plan; Transfer of Plan Assets............................................   27
             10.5.    Plan Mergers and Spinoffs...........................................................................   28
             10.6.    Treatment of Certain Transferred Participants.......................................................   29

ARTICLE 11.    LIMITS ON CONTRIBUTIONS....................................................................................   31
              11.1.   Code Section 404 Limits.............................................................................   31
              11.2.   Code Section 415 Limits.............................................................................   31
              11.3.   Code Section 402(g) Limits..........................................................................   32
              11.4.  Code Section 401(k)(3) Limits........................................................................   33
              11.5.  Code Section 401(m) Limits...........................................................................   37

ARTICLE 12.    SPECIAL TOP-HEAVY PROVISIONS...............................................................................   42
              12.1.   Provisions to apply.................................................................................   42
              12.2.   Minimum Contribution................................................................................   42
              12.3.   Special Vesting Schedule............................................................................   43
              12.4.   Adjustment to Limitation on Benefits................................................................   43

              12.5.   Definitions.........................................................................................   43

ARTICLE 13.    MISCELLANEOUS..............................................................................................   47
              13.1.   Exclusive Benefit Rule..............................................................................   47
              13.2.   Limitation of Rights................................................................................   47
              13.3.   Nonalienability of Benefits.........................................................................   47
              13.4.   Veterans' reemployment and benefit rights...........................................................   47
              13.5.   Governing Law.......................................................................................   47

                         ARTICLE 1.    INTRODUCTION.

            1.1. IN GENERAL. This document amends, restates and replaces the provisions of the Deferred Salary & Profit Sharing Plan for Employees of Orbital Sciences Corporation (1994 Restatement). Except as otherwise provided in the Plan, the provisions of this document are generally effective as of January 1, 1998. Any provision of the Plan which is required by law to be effective as of a date prior to January 1, 1998 is effective as of such date. The rights to benefits of an individual who was a Participant in the Plan prior to January 1, 1998 and who is not credited with an Hour of Service after that date will be determined in accordance with the provisions of the Plan as in effect from time to time prior to January 1, 1998. The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and section 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The Plan is also intended to be an ERISA section 404(c) plan. The provisions of the Plan and Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.

            1.2. DEFINED TERMS. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Article entitled "Definitions."

                          ARTICLE 2.    DEFINITIONS.

            Wherever used in the Plan, the following terms have the following meanings:

            2.1. "ACCOUNTS" mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant's Elective Contribution Account, Matching Contribution Account, Discretionary Contribution Account, Employee Contribution Account, and Rollover Contribution Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated. References to a Participant's Qualified Nonelective Contribution Account refer to the Account to which Qualified Nonelective Contributions made on behalf of the Participant are allocated. References to a Participant's Employer Stock Account refer to that portion, if any, of the Participant's Account which is invested in shares of the Plan Sponsor's stock. Such Participant's Employer Stock Account shall be credited with dividends paid, if any.

            2.2. "ADMINISTRATOR" OR "PLAN ADMINISTRATOR" means the Plan Sponsor or such other person, committee of persons or entities appointed by the Plan Sponsor to serve as Plan Administrator. The Administrator shall also have the authority to appoint persons and entities to act as designated representatives on its behalf in administering the Plan pursuant to its provisions.

            2.3. "AFFILIATED EMPLOYER" means (a) the Plan Sponsor, (b) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Plan Sponsor is also a member, (c) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Plan Sponsor, (d) any trade or business that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Plan Sponsor is also a member, or (e) to the extent required by Regulations issued under Code section 414(o), any other organization; provided, that the term "Affiliated Employer" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (b), (c) (d) or (e) above. In identifying any "Affiliated Employers" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

            2.4. "ANNUITY" means a series of payments made over a specified period of time which, for a fixed annuity are, of equal, specified amounts, and for a variable annuity increase or decrease to reflect changes in investment performance of the underlying portfolio.

            2.5. "BENEFICIARY" means any person entitled to receive benefits under the Plan upon the death of a Participant.

            2.6. "BOARD OF DIRECTORS" means the Plan Sponsor's board of directors or other comparable governing body, or persons, committees or entities delegated by the Board with authority to act on its behalf.

            2.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

            2.8. "COMPENSATION" means, except as otherwise specifically provided in the Plan, the amount required to be reported for the Participant on Form W-2 as wages for federal income tax purposes, but (i) increased by any amounts that would have been received by the individual as wages from an Affiliated Employer but for an election under Code sections 125 and 401(k) and
(ii) decreased by the following amounts to the extent they are included as wages:

                             (A) cash awards or other cash payments made
                 under any stock option plan maintained by an Affiliated
                 Employer;

                             (B) cash payments made under a bonus,
                 incentive or similar plan in lieu of the distribution of stock;

                             (C) payments under supplemental unemployment
                 plans or other severance arrangements and termination allowances of an Affiliated Employer;

                             (D) reimbursement by an Affiliated Employer
                 for expenses, including without limitation, moving expenses, travel pay, and tax assistance payments;

                             (E) cash payments received under an
                 Affiliated Employer's flexible benefits program; and

                             (F) any other prizes, merchandise awards,
                 special incentive or cash bonus awards from an Affiliated Employer.

Compensation shall include only that Compensation which is actually paid to the Participant during the applicable Plan Year. A Participant's Compensation shall be limited for all purposes under the Plan to the dollar amount determined from time to time under section 401(a)(17) of the Code. The Administrator may prescribe such rules or procedures as it determines appropriate to apply said limit consistent with the requirements of Code section 401(a)(17) and the Regulations promulgated thereunder.

            2.9. "CONTRIBUTION AGREEMENT" means an agreement entered into between a Participant and his or her Employer pursuant to which Elective and/or Employee Contributions shall be made for the Participant's benefit.

            2.10. "DISABLED " means a Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination shall be made by the Administrator with the advice of competent medical authority. All Participants in similar circumstances will be treated alike.

            2.11. "DISCRETIONARY CONTRIBUTION" means a contribution (other than a Qualified Nonelective Contribution) made for the benefit of a Participant by the Employer in the discretion of the Plan Sponsor.

            2.12. "ELECTIVE CONTRIBUTION" means a pretax contribution made to the Plan for the benefit of a Participant pursuant to a Contribution Agreement.

            2.13. "ELIGIBLE EMPLOYEE" means any Employee who is employed by the Employer, other than (a) an Employee covered by a collective bargaining agreement, unless such agreement specifically provides for participating in the Plan, (b) an Employee at one or more employment units (i.e., an identifiable division, subsidiary or affiliate, subdivision, plant, location, or group of Employees) determined by the Plan Sponsor to be ineligible to participate in the Plan, (c) an Employee employed on a casual or temporary basis, (d) an Employee who is a foreign national designated by the Plan Sponsor as ineligible to participate in the Plan and (e) a leased employee within the meaning of Code section 414(n).

            2.14. "EMPLOYEE" means any individual employed by an Affiliated Employer, including any leased employee. but only to the extent and for the purposes required under Code section 414(n).

            2.15. "EMPLOYEE CONTRIBUTION" means the voluntary after-tax contribution made by a Participant under the Plan.

            2.16. "EMPLOYER" means Orbital Sciences Corporation (other than the Chandler Operation) and any successor organization to such Employer which elects to continue the Plan and such other Affiliated Employer that shall adopt the Plan with the approval of the Plan Sponsor.

            2.17. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

            2.18. "HIGHLY COMPENSATED EMPLOYEE" means an employee of an Affiliated Employer who is a "highly compensated employee" within the meaning of Code section 414(q), the provisions of which are expressly incorporated herein.

            2.19.  "HOUR OF SERVICE" means, with respect to any Employee,

                        (a) Each hour for which the Employee is paid or
            entitled to payment for the performance of duties for an Affiliated Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

                        (b) Each hour for which the Employee is directly or
            indirectly paid or entitled to payment by any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Affiliated Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the computation period in which such period of time occurs, subject to the following rules;

                                    (i) No more than 501 Hours of Service shall
                        be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

                                    (ii) Hours of Service shall not be credited
                        under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

                                    (iii) If the period during which the
                        Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the number of Hours of Service credited with respect to such period shall be allocated between not more than the first two such periods based on the amount of the payment divided by the Employee's most recent hourly rate of Compensation before the period during which no duties were performed;

                        (c) Each hour not counted under paragraph (a) or (b)
            for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by any Affiliated Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph
            (c) with respect to periods
            described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and
            (iii) of paragraph (b); and

                        (d) Each noncompensated hour while an Employee during a
            period of absence from any Affiliated Employer (i) in the armed forces of the United States to the extent such hour is required to be credited under Code section 414(u), and (ii) on family leave to the extent such hour is required to be credited under the Family Medical Leave Act of 1994.

Hours of Service to be credited to an Employee under (a), (b) and (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference. The Hours of Service to be credited to an Employee during a period described in (d) above will be determined by the Administrator with reference to the individual's most recent normal work schedule, or at the rate of eight Hours per day in the event the Administrator is unable to establish such schedule.

            2.20. "MATCHING CONTRIBUTION" means a contribution made for the benefit of a Participant under the Plan on account of the Participant's Elective Contribution.

            2.21.  "NORMAL RETIREMENT AGE" means age 65.

            2.22. "PARTICIPANT" means each Eligible Employee who participates in the Plan pursuant to its provisions.

            2.23. "PLAN" means The Deferred Salary & Profit Sharing Plan for Employees of Orbital Sciences Corporation.

            2.24. "PLAN SPONSOR" means Orbital Sciences Corporation. The "Plan Sponsor" may delegate any of its responsibilities under the Plan to any person, committee of persons or entity.

            2.25.  "PLAN YEAR" means the calendar year.

            2.26. "QUALIFIED DOMESTIC RELATIONS ORDER" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

            2.27. "QUALIFIED NONELECTIVE CONTRIBUTION" means a contribution made in the discretion of the Plan Sponsor which is designated by the Plan Sponsor as a Qualified Nonelective Contribution.

            2.28. "REGULATION" means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

            2.29. "ROLLOVER CONTRIBUTION" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in the Plan.

            2.30.  "SECTION" means a section of the Plan.

            2.31. "TRUST" means The Orbital Sciences Corporation Savings Trust established in conjunction with the Plan, together with any and all amendments thereto.

            2.32. "TRUSTEE" mean the person or persons who are at any time the acting Trustee under the Trust.

            2.33. "VALUATION DATE" means such day or days during the Plan Year as specified by the Administrator.

            2.34. "YEAR OF SERVICE FOR PARTICIPATION" means each 12 consecutive month period, beginning with the Employee's employment commencement date with an Affiliated Employer and each anniversary thereof, during which an Employee is credited with 1000 or more Hours of Service.

            2.35. "YEAR OF SERVICE FOR VESTING" means each calendar year during which an Employee is credited with 1000 or more Hours of Service. A "Year of Service for Vesting" will also mean each year of service, if any, credited to an Employee by the Administrator on a nondiscriminatory basis for service rendered by the Employee to a prior employer.

                   ARTICLE 3. ELIGIBILITY AND PARTICIPATION.

            3.1. ELIGIBILITY. Each Eligible Employee shall become a Participant as of the date he or she first meets the following requirements:

                        (a) is scheduled to work 1000 hours during a
            12-consecutive month period, or is not so scheduled but in fact completes a Year of Service for Participation, and

                        (b) attains age 21.

            3.2. DURATION OF PARTICIPATION. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions shall be made, nor shall any forfeitures be allocated with respect to a Participant who is not an Eligible Employee. In the event a Participant remains an Employee but ceases to be an Eligible Employee and becomes ineligible to receive contributions, such Employee will again become eligible to receive contributions immediately upon returning to the class of Eligible Employees. In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee may become a Participant immediately if such Employee has otherwise satisfied the minimum age and service requirements (if any) and would have otherwise previously become a Participant. A Participant or former Participant who is reemployed as an Eligible Employee shall again become eligible to receive contributions immediately upon reemployment.

            3.3. RECLASSIFICATION OF EMPLOYMENT STATUS. Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of the Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

                          ARTICLE 4.    CONTRIBUTIONS.

            4.1. ELECTIVE CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS. Each Participant may enter into a Contribution Agreement with the Employer to make Elective Contributions to the Trust in such amounts and subject to such limits as the Administrator may specify. By agreeing to Elective Contributions, the Participant agrees to a reduction in pay in the amount designated and the Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust. Effective as of January 1, 1999, each Participant may make Employee Contributions in such manner, at such time and in such amounts as the Administrator may specify.

            4.2. FORM AND MANNER OF ELECTIONS. Each Contribution Agreement shall be in a form prescribed or approved by the Administrator, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of such time or times as the Administrator may prescribe. Elective Contributions will commence (or recommence) under a Contribution Agreement at such times as the Administrator may prescribe.

            4.3. MATCHING CONTRIBUTIONS. The Employer shall make a Matching Contribution for a Participant with respect to his or her Elective Contributions in such amount and in such manner as the Board of Directors shall determine.

The Employer may designate at the time of contribution that all or a portion of such Matching Contributions be treated as Qualified Nonelective Contributions.

            4.4. DISCRETIONARY CONTRIBUTIONS. The Employer may make a contribution under the Plan for any Plan Year of an amount that the Board of Directors shall determine.

Such Discretionary Contributions shall be allocated as of the last day of the Plan Year for which such contributions are made to each Participant who is an Eligible Employee of the Employer on the last day of the Plan Year, regardless of his or her active status in making Elective Contributions during any portion of the Plan Year.

For each Plan Year the contribution shall be allocated to each Participant in the proportion that the Compensation (increased by the amount of any bonus awards during the Plan Year used in the calculation) paid to each Participant during the Plan Year bears to the Compensation (increased by the amount of any bonus awards during the Plan Year used in the calculation) paid to all such Participants.

The contribution as described above, for any Plan Year, shall be paid to the Trust after the end of the Plan Year as soon as administratively possible after its approval by the Board of Directors, but in any event not later than the date which is prescribed by law for filing the Employer's income tax return, including any extension thereof.
The Employer may designate at the time of such a Discretionary Contribution that all or a portion thereof be treated as a Qualified Nonelective Contribution.

            4.5. QUALIFIED NONELECTIVE CONTRIBUTIONS. To satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, the Plan Sponsor, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year. If the Plan Sponsor decides to make a Qualified Nonelective Contribution, the Plan Sponsor will designate the Participants on whose behalf the Contribution is to be made, the amount to be contributed for each designated Participant, and the amount to be contributed by the Employer. Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules as Elective Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

            4.6. ROLLOVER CONTRIBUTIONS. The Administrator in its sole discretion shall determine if Rollover Contributions are to be permitted. If permitted, an Eligible Employee may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover or direct transfer provisions of the Code. In accordance with rules and procedures prescribed by the Administrator, a rollover contribution may consist of cash or other property, including without limitation a note evidencing a loan made by the Eligible Employee under another employer's tax qualified plan.

            4.7. CREDITING OF AND TIME FOR MAKING CONTRIBUTIONS. Elective Contributions and Employee Contributions shall be paid by the Employer to the Trust as soon as administratively possible after the payroll date on which such Contributions would have been paid to the Participant but for the Contribution Agreement, but in no event later than the deadline prescribed under the applicable provisions of the Code and ERISA.

Any Matching Contributions, Discretionary Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed to the Trust at such time as the Plan Sponsor determines, but in any event no later than the time prescribed by law (including extensions) for filing the Employer's federal income tax return for its taxable year in or with which the Plan

Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later that the last day of the 12-month period immediately following the Plan Year. Elective Contributions, Matching Contributions, Discretionary Contributions, Employee Contributions and Qualified Nonelective Contributions will be credited to the Accounts of eligible Participants for whom they are made as soon as practicable after they are paid to the Trust.

            4.8. CERTAIN LIMITS APPLY. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code section 416 as also further described elsewhere in the Plan.

            4.9. RETURN OF CONTRIBUTIONS. If any contribution by the Employer to the Trust is

                    (a)  made by reason of a good faith mistake of fact, or

                    (b) believed by the Employer in good faith to be deductible under Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the Employer, return to the Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

            4.10. ESTABLISHMENT OF TRUST. The Plan Sponsor will establish a Trust to accept and hold contributions made under the Plan. The Trust shall be governed by an agreement between the Plan Sponsor and the Trustee, the terms of which shall be consistent with the Plan provisions and intended qualification under Code sections 401(a) and 501(a).

                      ARTICLE 5.    PARTICIPANT ACCOUNTS.

            5.1. ACCOUNTS. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

            5.2. ADJUSTMENT OF ACCOUNTS. As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

                    (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and

                    (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

Income, expense, gain and loss which are generated by a particular investment within the Trust shall be allocated to an Account participating in such investment in the ratio to which the portion of the Account which is invested in the fund bears to the entire amount of Trust assets invested in the fund. Any expenses relating to a specific Account or Accounts, or commissions or sales charges with respect to an investment in which the Account participates, may be charged to the particular Account or Accounts.

            5.3. INVESTMENT OF ACCOUNTS. Participant's Accounts will be invested in accordance with the provisions of the Plan and Trust. Under the Plan and Trust, each Participant shall have the right to direct the Trustee to invest his or her Accounts from among such investment options, including without limitation, fixed, equity and balanced fund investments, as the Plan Administrator may make available from time to time. In accordance with the procedures established by the Plan Administrator, the Participant shall elect to have a specified percentage invested in one or more investment funds, as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%. A Participant may also designate amounts invested pursuant to this section to be transferred between the investment options in accordance with the procedures established by the Plan Administrator. Notwithstanding the above, the transfer of amounts between investment options shall be subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.

The Plan Sponsor may also permit (or require) all or a portion of Participants' Accounts to be invested in "stock" of the Plan Sponsor. If investment of such stock is permitted or required, the Plan Administrator shall prescribe rules and procedures for such investments consistent with the applicable requirements of the Code, ERISA and securities laws.

The Plan is intended to be an "ERISA section 404(c) plan" as described in section 404(c) of ERISA and Regulations section 2550.404c-1, and shall be administered and interpreted in a manner consistent with that intent. The investment direction requirements of Regulation section 2550.404c-1(b)(2)(i)(B)(1)(iv) and (b)(2)(i)(A) and the requirements relating to the investment alternatives under the Plan are intended to be satisfied by this Section, in each case taking into account related communications to Participants and beneficiaries under the summary plan description for the Plan and other communications. For purposes of ERISA section 404(c), the "identified plan fiduciary" obligated to comply with Participant and Beneficiary investment instructions (except as provided in such section and Regulations thereunder), the identified plan fiduciary obligated to provide Participants and Beneficiaries with the materials set forth in Regulations section 2550.404c-1(b)(2)(i)(B) and the identified plan fiduciary obligated to comply with the confidentiality requirements and procedures under Regulations section 2550.404c-1(d)(2)(ii)(E)(4)(viii) relating to employer securities shall be the Administrator. The Administrator may decline to implement Participant and Beneficiary investment instructions which would result in a prohibited transaction described in ERISA section 406 or section 4975 of the Code or which would generate income that would be taxable to the Plan.

                        ARTICLE 6. VESTING OF ACCOUNTS.

            6.1. IMMEDIATE VESTING OF CERTAIN ACCOUNTS. A Participant will at all times be 100% vested in his or her Elective Contribution Account, Qualified Nonelective Contribution Account, Employee Contribution Account and Rollover Contribution Account.

            6.2. DEFERRED VESTING OF OTHER ACCOUNTS. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Discretionary Contribution Account determined in accordance with the following schedule and based on his or her Years of Service for Vesting:

                 Years of Service                              Applicable
                    for Vesting                                Percentage
                 ----------------                              ----------
                       fewer than 1                                 0%
                 1 but fewer than 2                                20%
                 2 but fewer than 3                                40%
                 3 but fewer than 4                                60%
                 4 but fewer than 5                                80%
                   5 or more                                      100%


            6.3. SPECIAL VESTING RULES. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

                 (a) the Participant attained the Normal Retirement Age while an Employee;

                 (b) the Participant died or became Disabled while an Employee;

                 (c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan as determined by the Administrator consistent with the applicable requirements of the Code, but only to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

            6.4. DISTRIBUTION OF LESS THAN ENTIRE VESTED PERCENTAGE. If a distribution has been made to a Participant from an Account at a time when he or she has a vested percentage in such Account equal to less than 100%, at any relevant time after the distribution, the Participant's vested percentage will be equal to (P*(AB+D))-D, where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

            6.5. CHANGES IN VESTING SCHEDULE. If the Plan's vesting schedule is amended, or the Plan is amended in any way that affects directly or indirectly the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who is negatively affected by such amendment and who has completed three (3) Years of Service for Vesting at the time of such amendment may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

                    (a)  the date on which such amendment becomes effective;
            and

                    (b) the date on which the Participant is issued written
            notice of such amendment by the Administrator.

            6.6.    FORFEITURES.

                    (a) In general. Any portion of a Participant's Account in
            which he or she is not vested upon separation from service for any reason will be forfeited as of the earliest of

                            (i) the expiration of 5 consecutive Plan Years
                    during each of which the Participant does not complete 500 hours of service,

                            (ii)  termination of employment, or

                            (iii) the complete distribution of the vested
                    portion of the Account if such distribution is made as a result of the Participant's separation from service.

                    (b) Certain Restorations. Notwithstanding the preceding
            paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account or his or her termination from employment but thereafter returns to the employ of an Affiliated Employer prior to the close of the fifth consecutive Plan Year in which the Participant does not complete at least 500 Hours of Service, the amount forfeited will be recredited to the Participant's Account; provided, if the forfeiture was a result of a complete distribution of the vested portion of his or her Account, he or she repays to the Plan the entire amount previously distributed, without interest, prior to the earlier of (i) the close of the fifth consecutive Plan Year in which the Participant does not complete at least 500 Hours of Service or (ii) the fifth anniversary of the date on which the Participant is reemployed. The Participant's vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant's Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant's Employer.

                    (c) Application of forfeitures. Any forfeitures occurring
            in a Plan Year with respect to an Employee


                           (i) may be applied to the restoration of any Accounts of Employees of the Employer as required for such Year; and

                           (ii) may be applied by the Employer in its
                    discretion against the Employer's Matching Contributions or Discretionary Contributions or to pay reasonable expenses of administering the Plan, at the earliest opportunity after such forfeitures become available.

 ARTICLE 7.    DISTRIBUTIONS AND WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE.

            7.1. EMPLOYEE CONTRIBUTIONS. A Participant may make a withdrawal from his or her Employee Contribution Account, but with such prior notice and subject to such other limitations as the Administrator may prescribe. Any withdrawal under this Section shall be in the amount specified by the Participant up to the value of such Account, determined as of the Valuation Date next following the Administrator's receipt of written notice of the withdrawal, and shall be made as soon as practicable after such Valuation Date.

            7.2.    HARDSHIP WITHDRAWALS.

                    (a) Immediate and heavy financial need. A Participant may
            make a withdrawal from his or her Accounts in the event of an immediate and heavy financial need arising from

                          (i) expenses for medical care described in Code
                    section 213(d) previously incurred by the Participant, his or her spouse, children or dependents (as defined in Code section 152) or necessary care for these persons to obtain such medical care;

                          (ii) costs directly related to the purchase of a
                    principal residence of the Participant (excluding mortgage payments);

                          (iii) the payment of tuition and related educational
                    fees for the next 12- months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code section 152);

                          (iv) payments necessary to prevent the eviction of
                    the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence; or

                          (v) expenses for the funeral of a member of the
                    Participant's family.

The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

                    (b) Withdrawal of amount necessary to meet need. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Affiliated Employers, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the vested portion of the Participant's Accounts, determined as of the Valuation Date next following the Administrator's determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Withdrawal from the Participant's Accounts in the event of a hardship will be made in the following order:

                          (i) from the portion of his or her Employee Contribution Account attributable to income,

                          (ii) from his or her Elective Contribution Account, (provided that no portion of an Elective Contribution Account attributable to income earned after December 31, 1988 may be distributed due to a financial hardship). In no event may a hardship withdrawal be made from a Qualified Nonelective Contribution Account.

                          (iii) from his or her Rollover Contribution Account,

                          (iv)  from his or her Matching Contribution Account,

                          (v)   from his or her Discretionary
                    Contribution Account.

                    (c) Effect of hardship distribution. If a Participant
            receives a hardship withdrawal from his or her Elective Contribution Account, then any Elective Contribution election, Employee Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other qualified plan maintained by an Affiliated Employer shall be suspended for the 12-month period beginning with the pay period after the hardship withdrawal is approved. In addition, the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Affiliated Employers for the calendar year immediately following the calendar year of the hardship withdrawal must not exceed the applicable limit under Code section 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution. Withdrawals made pursuant to this section of the Plan may not be repaid.

            7.3. WITHDRAWALS AFTER AGE 59 1/2. A Participant who is an Employee and has attained age 59 1/2 may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant's vested portion of the particular Account determined as of the Valuation Date next following the Administrator's receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such Valuation Date.

            7.4. WITHDRAWALS ON ACCOUNT OF DISABILITY. A Participant who becomes entitled to disability benefits under his or her Employer's long term disability plan but who has not otherwise separated from service from an Affiliated Employer may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant's vested portion of the particular Account determined as of the Valuation Date next following the Administrator's receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such Valuation Date.

            7.5. SPOUSAL CONSENT. Notwithstanding the foregoing provisions of this Article, a married Participant must obtain the consent of his or her spouse for a withdrawal of his or her Account if such consent is required by Code sections 401(a)(11) and 417 or by the Plan Administrator.

            7.6. DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

            7.7. LOANS TO PARTICIPANTS. The Plan Administrator may make a bona fide loan to a Participant (with his or her spouse's consent, if applicable), in an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the lesser of (a) $50,000 reduced by the excess of the Participant's highest outstanding loan balance during the 12 months preceding the date on which the loan is made over the outstanding loan balance on the date the new loan is made, or (b) 50% of the Participant's vested interest in his or her Account.

The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate, provided, however, that all loans granted hereunder:

                   (a) are available to all Participants and Beneficiaries, who are parties-in-interest pursuant to section 3(14) of ERISA, on a reasonably equivalent basis;

                   (b) are not made available to Highly Compensated Employees on a basis greater than the basis made available to other
            Employees;

                   (c)  bear a reasonable rate of interest;

                   (d)  are adequately secured;

                   (e) to the extent required by Code sections 401(a)(11) or
            417 or by the Plan Administrator, are made only after a Participant obtains the consent of his spouse, if any, to use his Participant's Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Participant's Account is used for renegotiation, extension, renewal or other revision of the loan; and

                   (f) are made in accordance with and subject to all of the
            provisions of this Article.

            7.8. LOAN PROCEDURES. The Plan Administrator shall establish a written set of procedures, set forth in the summary plan description, by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to, the following:

                   (a) the person or persons authorized to administer the loan program, identified by name or position;

                   (b)  the loan application procedure;

                   (c)  the basis for approving or denying loans;

                   (d)  any limits on the types of loans permitted;

                   (e) the procedure for determining a "reasonable" interest rate;

                   (f)  acceptable collateral;

                   (g)  default conditions; and

                   (h) steps which will be taken to preserve Plan assets in the event of default.

          ARTICLE 8.    BENEFITS UPON DEATH OR SEPARATION FROM SERVICE

            8.1. SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH. Following a Participant's separation from the service of the Affiliated Employers for any reason other than death, each Participant may elect, with his or her spouse's consent if required by Code sections 401(a)(11) or 417 or by the Plan Administrator, a distribution in the form of an Annuity, one or more cash payments, or a combination of the above. An Annuity form of distribution will be accomplished by applying the specified portion of the Participant's Account balance to the purchase of an annuity contract from an insurance company. The type of Annuity to be provided under the contract will be selected by the Participant, with his or her spouse's consent if required by Code sections 410(a)(11) or 417 or by the Plan Administrator, from alternatives made available by the Plan Administrator.

Distributions in the form of Plan Sponsor stock may also be made available by the Administrator at the Administrator's sole discretion for election by Participants and are limited to the value of the Participant's Employer Stock Account.

The amount of the distribution shall be determined as of the Valuation Date that immediately precedes or coincides with the date distribution is to be made as described below.

All amounts payable under the Plan will be payable in accordance with the applicable requirements of Code section 401(a)(9), including the incidental benefit rule, all of which are expressly incorporated herein by reference.

            8.2. TIME OF DISTRIBUTIONS. Subject to the applicable requirements of Code section 401(a)(9), distribution with respect to a Participant's separation from service normally will be made at such time as the Participant elects to receive, or commence to receive, his or her distribution, with his or her spouse's consent if required by Code sections 401(a)(11) or 417 or by the Plan Administrator. Such election will be made in such form and such manner as the Administrator may prescribe.

Unless the Participant otherwise elects consistent with the requirements of Code section 401(a)(9), however, distribution under this Section in all events will be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's separation from service or the Participant's attainment of the Normal Retirement Age.

            8.3. CERTAIN DISTRIBUTION OPTIONS PROTECTED. Notwithstanding any provision to the contrary, in addition to the distribution options described in this Plan, in the event that any distribution option available under the Plan prior to this restatement is an optional form of benefit within the meaning of Code section 411(d)(6), such option shall continue to be available to the extent required by such section.

            8.4. DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH. If a Participant dies, the Participant's Beneficiary may elect to receive a distribution of the vested portion of the Participant's Accounts, if any, in the form of an Annuity, one or more cash payments or a combination of the above.

In accordance with Code section 401(a)(9)(B), benefits payable upon the death of the Participant before his or her benefit payments have begun will be distributed in full within five years after the death of the Participant unless an exemption specified in Code section 401(a)(9)(B) applies, in which case benefits may be payable over the period (and starting at such time) specified in Code section 401(a)(9)(B). Benefits, if any, payable upon the death of the Participant after his or her benefit payments have begun will be distributed at least as rapidly as under the method of distribution in effect for the Participant at the time of his or her death.

            8.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Administrator. In the absence of an effective beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant's estate. A non-spouse beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless;

                 (a) prior to the Participant's death, the Participant's
            surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Administrator and witnessed by a notary public or a duly authorized Plan representative, or

                 (b) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located (based on information supplied by a government agency or independent investigator), or because of such other circumstances as the Secretary of the Treasury may prescribe, or

                 (c) the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified beneficiaries without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.


            8.6. CERTAIN DISPOSITIONS. In connection with the disposition by the Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation or entity, or the disposition of the Employer's interest in a subsidiary to an unrelated entity, distribution of the entire vested Account balance of an Employee who continues employment with such unrelated corporation or entity may be made to the Employee in a single sum, but only if such unrelated corporation or entity does not maintain the Plan after the disposition, and only if such distribution is otherwise made in accordance with Code section 401(k)(10).

            8.7. OPTIONAL DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms used in this Section will have the same meaning as under Code section 401(a)(31).

                          ARTICLE 9. ADMINISTRATION.

            9.1. ADMINISTRATOR. The Plan will be administered by the Administrator. The Administrator shall have the discretionary authority to appoint designated representatives to serve at its pleasure. The Administrator will be a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust in its capacity as Administrator.

Each fiduciary of the Plan shall discharge his or her duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with this standard.

Nothing in the Plan shall be construed to prevent any fiduciary from receiving any benefit to which he or she may be entitled as a Participant or Beneficiary in the Plan, so long as the benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries. Nor shall the Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no person so serving who already receives full-time pay from the Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

            9.2. POWERS OF ADMINISTRATOR. The Administrator will have full discretionary power to administer the Plan in all of its details, subject to the requirements of ERISA. The Administrator's discretionary power will include, but will not be limited to, the following authority:

                  (a) to make and enforce such rules and regulations as it
            deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

                  (b)   to interpret the Plan;

                  (c) to decide all questions concerning the Plan and the
            eligibility of any person to participate in the Plan;

                  (d) to compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

                  (e)   to authorize the payment of distributions;

                  (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

                  (g) to allocate and delegate its ministerial duties and
            responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

                  (h) by written instrument, to allocate and delegate its
            fiduciary responsibilities in accordance with section 405 of ERISA.

                  (i) such other authority as may be assigned or delegated to it from time to time by the Board of Directors.

            9.3. EFFECT OF INTERPRETATION OR DETERMINATION. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

            9.4. NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

            9.5. RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator or by the Plan Sponsor on the Administrator's behalf.

            9.6. CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt procedures for the filing and review of claims in accordance with section 503 of ERISA.

            9.7. INDEMNIFICATION OF DESIGNATED REPRESENTATIVES, ADMINISTRATOR AND ASSISTANTS. The Employer agrees, jointly and severally, to indemnify and defend to the fullest extent of the law any Employee or former Employee (a) who serves or has served as Administrator, (b) who has been appointed to assist the Administrator in administering the Plan, or (c) to whom the Administrator has delegated any of its duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Plan Sponsor) occasioned by any act or omission to act in connection with the Plan, unless such act or omission to act is in bad faith or involved willful misconduct.

            9.8. PAYMENT OF PLAN EXPENSES. The Administrator may direct the Trustee to pay from the Trust any and all expenses of administering the Plan, to the extent such expenses are reasonable. The Administrator will determine in its sole discretion what constitutes a reasonable expense of administering the Plan, and whether such expenses shall be paid from the Trust. Any such expenses not paid from the Trust shall be paid by the Employer as determined by the Administrator. To the extent permitted by the Code and ERISA, the Administrator may direct the Trustee to reimburse the Employer from the Trust for a reasonable expense of administering the Plan which is paid by the Employer prior to a determination with respect to such expense.

            9.9. CORRECTING OPERATIONAL DEFECTS. The Administrator will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms or, (ii) to maintain its tax-qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Administrator, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax-qualified status under the Code.

                  ARTICLE 10.    AMENDMENT AND TERMINATION.

            10.1. AMENDMENT. The Plan Sponsor or its delegate reserves the power at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable. However, the Plan Sponsor will not have the power:

                  (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary, unless such amendment is required or permitted by law, governmental regulation or ruling; or

                  (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law.

            10.2. TERMINATION. The Plan Sponsor has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but may discontinue contributions under the Plan or terminate the Plan at any time without liability whatsoever for any such discontinuance or termination. In addition, the Employer will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be an Employer in a manner acceptable to the Plan Sponsor.

            10.3. DISTRIBUTIONS UPON TERMINATION OF THE PLAN. Upon termination of the Plan by the Plan Sponsor, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts in a single sum as soon as practicable following such termination. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the preceding sentence, if any Affiliated Employer maintains or establishes a defined contribution plan (other than an ESOP or a SEP) that benefits at least 2 percent of the employees in the terminated Plan, Accounts shall be distributed to Participants and their Beneficiaries only in a manner consistent with Code sections 401(k)(2)(B)(i)(I), (III) and (IV), and 401(k)(10)(A)(ii) and (iii). In such case, a Participant's Accounts will be transferred, without the Participant's consent, to the other plan pending distribution.

            10.4. MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

            10.5. PLAN MERGERS AND SPINOFFS. This Section sets forth special provisions applicable to mergers of other plans into the Plan, and spinoffs of portions of the Plan to other plans, which occur from time to time.

                  (a) Merger of Savings Plan For Employees of Fairchild Space
            and Defense Corporation. Effective as of January 1, 1997, the Savings Plan For Employees of Fairchild Space and Defense Corporation is hereby merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Savings Plan For Employees of Fairchild Space and Defense Corporation except those provisions of said Fairchild Savings Plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of said Fairchild Savings Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in said Fairchild Savings Plan prior to January 1, 1997 and who is not credited with an Hour of Service after that date will be determined in accordance with the provisions of said Fairchild Savings Plan as in effect from time to time prior to January 1, 1997.

                  (b) Merger of Savings Plan For Bargaining Unit Employees of
            Fairchild Space and Defense Corporation. Effective as of January 1, 1997, the Savings Plan For Bargaining Unit Employees of Fairchild Space and Defense Corporation is hereby merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Savings Plan For Bargaining Unit Employees of Fairchild Space and Defense Corporation except those provisions of said Fairchild Bargaining Unit Savings Plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of said Fairchild Bargaining Unit Savings Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in said Fairchild Bargaining Unit Savings Plan prior to January 1, 1997 and who is not credited with an Hour of Service after that date will be determined in accordance with the provisions of said Fairchild Bargaining Unit Savings Plan as in effect from time to time prior to January 1, 1997.

                  (c) Merger of Orbital Sciences Corporation/Chandler
            Operations Retirement Savings Plan (1994 Restatement). Effective as of January 1, 1997, the Orbital Sciences

            Corporation/Chandler Operations Retirement Savings Plan (1994 Restatement) is hereby merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Orbital Sciences Corporation/Chandler Operations Retirement Savings Plan (1994) Restatement) except those provisions of said Chandler Operations Savings Plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of said Chandler Operations Savings Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in said Chandler Operations Savings Plan prior to January 1, 1997 and who is not credited with an Hour of Service after that date will be determined in accordance with the provisions of said Chandler Operations Savings Plan as in effect from time to time prior to January 1, 1997.

                  (d) Merger of Other Tax Qualified Defined Contribution Plans
            into the Plan. From time to time, the Plan Sponsor or its delegate may permit, in such manner as it deems appropriate, a tax qualified defined contribution plan of another employer (the "other plan") to be merged with and into the Plan. In connection with such merger, all of the provisions of the Plan are substituted for the provisions of the other plan, except those provisions of the other plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of the other plan shall continue to be in effect under the Plan to the extent required by Code section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in the other plan prior to the effective date of the merger will be determined in accordance with the provisions of the other plan as in effect from time to time prior to the effective date of the merger.

            10.6.    TREATMENT OF CERTAIN TRANSFERRED PARTICIPANTS.

                  (a) Optional Direct Transfer to ORBCOMM Retirement Savings
            Plan. Notwithstanding any provision of the Plan to the contrary, each Plan Participant who becomes an employee of ORBCOMM Global, L.P. or any of its affiliates shall be entitled to elect, with his or her spouse's consent if required, to have the Trustee of the Plan transfer to the trustee of the ORBCOMM Retirement Savings Plan all assets held in his or her Accounts under the Plan, vested and unvested. A Participant who makes such election shall cease to be a Participant under the Plan on such transfer, shall have no further rights under the Plan with respect to such transferred amounts, and shall look solely to the provisions of the ORBCOMM Retirement Savings Plan for such rights. A Participant who does not make the election described in this Section will continue to be a Participant in the Plan to the extent provided under the Plan and subject to all applicable Plan provisions, including without limitation, the Plan's forfeiture and distribution rules.

                  (b) Optional Direct Transfer to Orbital Imaging Corporation
            Retirement Savings Plan. Notwithstanding any provision of the Plan to the contrary, each Plan Participant who becomes an employee of Orbital Imaging Corporation or any of its affiliates shall be entitled to elect, with his or her spouse's consent if required, to have the Trustee of the Plan transfer to the trustee of the Orbital Imaging Corporation Retirement Savings Plan all assets held in his or her Accounts under the Plan, vested and unvested. A Participant who makes such election shall cease to be a Participant under the Plan on such transfer, shall have no further rights under the Plan with respect to such transferred amounts, and shall look solely to the provisions of the Orbital Imaging Corporation Retirement Savings Plan for such rights. A Participant who does not make the election described in this Section will continue to be a Participant in the Plan to the extent provided under the Plan and subject to all applicable Plan provisions, including without limitation, the Plan's forfeiture and distribution rules.

                  (c) Mandatory Direct Transfer to Plans of Certain Affiliated
            Employers. Notwithstanding any provision to the contrary, on behalf of each Plan Participant who becomes an employee of an Affiliated Employer which has not adopted the Plan and which has its own tax-qualified defined contribution plan which permits receipt of transferred amounts from this Plan, the Trustee of the Plan shall transfer to the trustee of such Affiliated Employer's plan all assets held in his or her Accounts under the Plan, vested and unvested. Such Participant shall cease to be a Participant under the Plan on such transfer, shall have no further rights under the Plan with respect to such transferred amounts, and shall look solely to the provisions of the transferee plan for such rights.

                  (d) Direct Transfer From Plans of Certain Related Employers.
            Notwithstanding any provision of the Plan to the contrary, the Trustee of the Plan shall accept a transfer from the ORBCOMM Retirement Savings Plan or from the tax-qualified defined contribution plan of an Affiliated Employer of all assets held, vested and unvested, for the benefit of each such Participant who was formerly a participant in such other plan and on whose behalf amounts are being transferred from said plan to the Plan. Such transferred amounts shall be credited to the applicable Account or Accounts of the Participant under the Plan which corresponds to the type of account or accounts to which such transferred amounts were credited under the former employer's plan. Following such transfer, such Participant shall have no further rights under such former employer's plan with respect to such transferred amounts, and shall look solely to the provisions of this Plan for such rights. To the extent not otherwise provided under this Plan, (i) each such Participant shall be credited under this Plan with the number of years (or portions thereof) of his or her eligibility and vesting service accumulated under such former employer's plan and (ii) if such transfer was a mandatory direct transfer, any optional form of benefit, or any other protected right or feature within the meaning of Code section 411(d)(6) shall continue to be available under the Plan with respect to such transferred amounts to the extent required by such section.

                    ARTICLE 11.    LIMITS ON CONTRIBUTIONS.

            11.1. CODE SECTION 404 LIMITS. The sum of the contributions made by the Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by the Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6).

            11.2.   CODE SECTION 415 LIMITS.

            (a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan.

                    (b) General limitation on annual additions. The annual
            addition (within the meaning of Code section 415) of a Participant for any limitation year, when added to the annual additions to his or her accounts for such year under all other defined contribution plans maintained by the Affiliated Employers, shall not exceed the lesser of (i) $30,000 (increased from time to time in accordance with Code section 415(d)), or (ii) 25% of the Participant's compensation (as defined under Code section 415) for such limitation year.

                    (c) Combined limitations. In the case of a Participant who also participates in a defined benefit plan maintained by an Affiliated Employer, the combined plan limitations of Code section 415 shall apply in such manner as the Administrator shall determine consistent with Code section 415, unless and until such limitations are repealed.

                    (d) Limitation year. For purposes of determining the Code
            section 415 limits under the Plan, the "limitation year" shall be the Plan Year.

                    (e) Treatment of excess contributions. If, as a result of a reasonable error in estimating a Participant's Compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under Regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, the excess amounts shall be held in an unallocated suspense account and allocated in subsequent years in accordance with the Regulations under Code section 415. Alternatively, such excess amounts may be returned to the Employer or the Participant in accordance with the Regulations under Code section 415.

            11.3.   CODE SECTION 402(G) LIMITS.

                    (a) In general. The maximum amount of Elective
            Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year, shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g).

            A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

                    (b) Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies (or is deemed to have notified) the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The Participant will be deemed to have notified the Administrator before March 1 of any excess deferral arising under a plan maintained by an Affiliated Employer. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.

                    (c) Treatment of excess deferrals. For other purposes of
            the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416, excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

                        11.4.  CODE SECTION 401(K)(3) LIMITS.

                        (a) In General. Elective Contributions made under the
            Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time. The term "Compensation" as used in this Section has the meaning given such term by Code section 414(s) as determined by the Administrator in its sole discretion.

                        (b) Actual deferral ratios. For each Plan Year, the
            Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

                            (i) Elective Contributions will be taken into
                        account only if each of the following requirements are satisfied:

                                (A) the Elective Contribution is allocated to
                            the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                                (B) the Elective Contribution relates to
                            compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan. or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

            To the extent Elective Contributions which meet the requirements of
            (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

                                (ii) in the case of a Participant who is a
                        Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                                (iii) the applicable period for determining
                        Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                                (iv) Qualified Nonelective Contributions made
                        on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k) 1(b)(5);

                                (v) in the event that the Plan satisfies the
                        requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                                (vi) an employee who would be a Participant but
                        for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

                                (vii) Elective Contributions which are made on
                        behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections 1.401(m)-1(b)(5).

                        (c) Actual deferral percentages. The actual deferral
            ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year.

                        (d) Actual deferral percentage tests. For a Plan Year,
            at least one of the following tests must be satisfied.

                            (i) the highly compensated group's actual deferral
                        percentage for the Plan Year does not exceed 125% of the prior year actual deferral percentage for the prior year nonhighly compensated group; or

                            (ii) the excess of the actual deferral percentage
                        for the highly compensated group for the Plan Year over the prior year actual deferral percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual deferral percentage of the prior year nonhighly compensated group.

                        For purposes of satisfying the above tests for a Plan Year, the "prior year actual deferral percentage for the prior year nonhighly compensated group" refers to the actual percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan

                        Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect, in accordance with Code section 401(k)(3) and applicable Regulations, to use the actual deferral percentage for the nonhighly compensated group determined for the current Plan Year.

                        (e) Adjustments by Administrator. If, prior to the time
            all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

                        (f) Excess contributions. If the Code section 401(k)(3)
            limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees in the manner prescribed by Code section 401(k)(9) and by applicable Regulations.

                        (g) Distribution of excess contributions. Unless a
            Participant elects to have his or her excess contributions recharacterized, the Participant's excess contributions, adjusted for income, will be designated by the Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances as of the beginning of the Plan Year plus the Participant's Elective

            Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

                        (h) Recharacterization. In lieu of receiving a
            distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Administrator may prescribe, to have all or a portion of his or her excess contributions recharacterized as Employee Contributions. Excess contributions may be recharacterized only to the extent that additional Employee Contributions otherwise could have been contributed by the Highly Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than two and one-half months after the close of the Plan Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the Administrator will (i) timely provide such forms to the Highly Compensated Employee and his or her Employer, and take such other action, as the Internal Revenue Service shall require, and (ii) account for such recharacterized amounts as contributions by the Highly Compensated Employee for purposes of Code sections 72 and 6047. Recharacterized excess contributions shall continue to be treated as Elective Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits.

                        (i) Special rules. For purposes of recharacterizing or
            distributing excess contributions, the amount of excess contributions that may be recharacterized or distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

                        (j) Recordkeeping requirement. The Administrator, on
            behalf of the Employer, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

                        (k) Effect on Matching Contributions. A Participant's
            Elective Contributions which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited to the extent they are not vested, or distributed to the extent they are vested to the Participant at the same time as the Elective Contributions are returned or recharacterized.

                        (l) Excise tax where failure to correct. If the excess
            contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Employer will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period.

                        (m) Special rule for early participation. Effective
            January 1, 1999, the Administrator may elect to follow the rules set forth in Code section 401(k)(3)(F) for purposes of determining the applicable Code section 401(k)(3) limits.

                        11.5.  CODE SECTION 401(M) LIMITS.

                        (a) In General. Employee and Matching Contributions
            made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time. The term "Compensation" as used in this Section has the meaning given such term by Code section 414(s) as determined by the Administrator in its sole discretion.

                        (b) Actual contribution ratios. For each Plan Year, the
            Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Employee Contributions or Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions which are not treated as Elective Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

                            (i) an Employee Contribution shall be taken into
                        account for the Plan Year in which the Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee (including the Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if the Contribution is allocated to a

                        Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Elective Contributions for the Plan Year;

                            (ii) in the case of a Participant who is a Highly
                        Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                            (iii) the applicable period for determining
                        Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                            (iv) Elective Contributions not applied to satisfy
                        the Code section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-1(b)(5).

                            (v) in the event that the Plan satisfies the
                        requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                            (vi) Elective Contributions which are
                        recharacterized as Employee Contributions shall be taken into account as Employee Contributions for the Plan Year that includes the time at which the excess contributions are includible in the gross income of the Participant;

                        (c) Actual contribution percentages. The actual
            contribution ratios for all Highly Compensated Employees who are eligible for Employee Contributions or Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Employee Contributions or Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year.

                        (d) Actual contribution percentage tests. For a Plan
            Year, at least one of the following tests must be satisfied:

                                    (i) the highly compensated group's actual
                        contribution percentage for the Plan Year does not exceed 125% of the prior year actual contribution percentage for the prior year nonhighly compensated group; or

                                    (ii) the excess of the actual contribution
                        percentage for the highly compensated group for the Plan Year over the prior year actual contribution percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual contribution percentage for the prior year nonhighly compensated group.

            For purposes of satisfying the above tests for a Plan Year, the "prior year actual contribution percentage for the prior year nonhighly compensated group" refers to the actual contribution percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect, in accordance with Code section 401(m)(2) and applicable regulations, to use the actual contribution percentage for the nonhighly compensated group calculated for the current Plan Year.

                        (e) Multiple use test. In the event that (i) the actual
            deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described below.

                        (f) Adjustments by Administrator. If, prior to the time
            all Employee Contributions or Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the

            Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

                        (g) Excess aggregate contributions. If the Code section
            401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Employee and Matching Contributions (and any Qualified Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Administrator shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee in the manner prescribed by Code section 401(m)(6)(C) and by applicable Regulations.

                        (h) Distribution of excess aggregate contributions. A
            Participant's excess aggregate contributions, adjusted for income will be designated by the Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account and Employee Contribution Account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution Account and Employee Contribution Account balances as of the beginning of the Plan Year plus the Participant's Employee Contributions and Matching Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

                        (i) Special Rules. For purposes of distributing excess
            aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order:

                             (1)    unmatched Employee Contributions;

                             (2)    matched Employee Contributions and
                        Matching Contributions attributable to such Employee Contributions; and

                             (3) Matching Contributions attributable to Elective Contributions.

                        (j) Recordkeeping requirement. The Administrator, on
            behalf of the Employer, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

                        (k) Excise tax where failure to correct. If the excess
            aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Employer will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2 month period.

                        (l) Special rule for early participation. Effective
            January 1, 1999, the Administrator may elect to follow the rules set forth in Code section 401(m)(5)(C) for purposes of determining the applicable Code section 401(m) limits.

                  ARTICLE 12.    SPECIAL TOP-HEAVY PROVISIONS.

            12.1. PROVISIONS TO APPLY. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

            12.2. MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan year, the Employer shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Affiliated Employers by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal three percent (3%) of each such Participant's compensation (within the meaning of Code section 416), but shall be subject to the following special rules:

                  (a) if the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching Contributions, and Discretionary Contributions (including forfeitures applied to reduce any such Employer Contributions), is equal to less than 3% of the key employee's compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

                  (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliated Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

                  (c) If a Participant is also covered by a top-heavy defined benefit plan of an Affiliated Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

                  (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Contributions and any Qualified Nonelective Contributions (including forfeitures applied to reduce Discretionary Contributions), but not any other type of contribution, otherwise made for the Participant's benefit for such year.

                  (e) If additional minimum contributions are required under this Section, the Administrator will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Discretionary Contribution Accounts.

                  (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

            12.3. SPECIAL VESTING SCHEDULE. Each Employee who is a Participant at any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster), based on the Participant's Years of Service for Vesting:

                              Years of Service                                  Vested
                                for Vesting                                   Percentage
                              ----------------                                ----------
                                    fewer than 2                                   0%
                              2 but fewer than 3                                  20%
                              3 but fewer than 4                                  40%
                              4 but fewer than 5                                  60%
                              5 but fewer than 6                                  80%
                                6 or more                                        100%

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

           12.4. ADJUSTMENT TO LIMITATION ON BENEFITS. For purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy Plan Year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

           12.5. DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

                        (a) "key employee" means a key employee described in
                  Code section 416(i)(l), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

                        (b) "top-heavy plan year" means a Plan Year if any of
                  the following conditions exist:

                              (i) the top-heavy ratio for the Plan exceeds 60
                        percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

                              (ii) this Plan is a part of a required aggregation
                        group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

                              (iii) the Plan is part of a required aggregation
                        group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                        (c) "top-heavy ratio":

                              (i) if the Affiliated Employer maintains one or
                        more defined contribution plans (including any Simplified Employee Pension Plan) and the Affiliated Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date Under Code section 416.

                              (ii) If the Affiliated Employer maintains one or
                        more defined contribution plans (including any Simplified Employee Pension Plan) and the Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees , determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                              (iii) For purposes of (i) and (ii) above the
                        value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant
                        (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                              (iv) The accrued benefit of a participant other
                        than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

                        (d) The "permissive aggregation group" is the required
                  aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

                        (e) The "required aggregation group" is (i) each
                  qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410(b).

                        (f) For purposes of computing the top-heavy ratio, the
                  valuation date shall be the last day of the applicable plan year.

                        (g) the term "determination date" means, with respect
                  to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                         ARTICLE 13.    MISCELLANEOUS.

           13.1. EXCLUSIVE BENEFIT RULE. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under Code section 401(a)(13) and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

           13.2. LIMITATION OF RIGHTS. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Employer or Administrator or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

           13.3. NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13), as determined by the Administrator.

           13.4. VETERANS' REEMPLOYMENT AND BENEFIT RIGHTS. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Code section 414(u).

           13.5. GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Virginia to the extent such laws are not preempted by ERISA.

       IN WITNESS WHEREOF, the Plan Sponsor has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, this ____ day of ______________, 1998.

                                                  ORBITAL SCIENCES CORPORATION

                                                  By:
                                                     -------------------------